                                                                   Exhibit 10.13







                               LICENSE AGREEMENT

                            Dated January 12, 1996

                                   Between

                             Hart Schaffner & Marx
                                 ("Licensor")

                                      and

                            Signature Eyewear, Inc.
                                 ("Licensee")







       Certain portions of this agreement have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for an order granting confidential treatment pursuant to Rule 406 of the General Rules and Regulations under the Securities Act of 1933.

                                                                   EXHIBIT 10.13


                            SIGNATURE EYEWEAR, INC.
                             HART SCHAFFNER & MARX

                               LICENSE AGREEMENT



     This License Agreement (this "AGREEMENT") is made and entered into as of the 12th day of January, 1996 by and between Hart Schaffner & Marx, a New York corporation ("LICENSOR"), and Signature Eyewear, Inc., a California corporation ("LICENSEE"), with reference to the following facts:

     A. Licensor has represented to Licensee that it is the record and beneficial owner of all right, title and interest in and to the Licensed Mark (as defined below).

     B. On the terms and subject to the conditions of this Agreement, Licensor desires to license to Licensee, and Licensee desires to license from Licensor, the right to use the Licensed Mark in connection with the Exploitation (as defined below) of Merchandise (as defined below).

     NOW THEREFORE, in consideration of the foregoing premises and mutual covenants and agreements hereinafter set forth, Licensor and Licensee agree as follows:

1.   DEFINITIONS.

     For purposes of this Agreement, the following capitalized terms shall have the meanings set forth below:

     "ACQUIROR" shall mean a Person or group of Persons acting in concert, but shall not include Bernard Weiss, Julie Heldman, Robert Fried and/or Robert Zeichick (each of whom is a stockholder of Licensee as of the date of this Agreement), or any Affiliate of any of such Persons.

     "AFFILIATE" of any Person shall mean a Person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with such Person. "CONTROL," for purposes of this definition means the possession, direct or indirect, of the power to cause the direction of the management and policies of the Person, whether through the ownership of voting securities, by contract or otherwise. The term "AFFILIATE" shall include, with respect to any Person, a trust of which such Person is a trustee and such Person and members of his or her immediate family are the beneficiaries.

     "CHANGE OF CONTROL" with respect to Licensee shall be deemed to occur if:
(i) an Acquiror owns at least 50% of the outstanding voting securities of Licensee; or (ii) Licensee

Transfers to an Acquiror all or substantially all of its assets involved in the Exploitation of Merchandise.

     "CHANGE OF CONTROL NOTICE" shall mean a written notice to Licensor of a proposed or completed Change of Control and which explains with reasonable specificity the nature and extent of the Change of Control and the anticipated effect of the Change of Control on the License.

     "CLAIM" shall mean any claim, demand, action, suit or proceeding.

     "CLOSE-OUT SALES" shall mean Net Sales from the sale of Licensed Merchandise consisting of eyeglass and sunglass frames at a sales price equal to or less than 100% of the cost to Licensee of such Licensed Merchandise. The cost of Licensed Merchandise shall include direct manufacturing costs and taxes, freight and insurance in the delivery of such Licensed Merchandise to Licensee at its principal executive offices or warehouse facility.

     "CONTRACT QUARTER" shall mean a three-month period ending on the last day of the third, sixth, ninth and twelfth full calendar months of a Contract Year (and fifteenth and eighteenth calendar months with respect to the First Contract
Year).

     "CONTRACT YEAR" shall mean one of the following periods: (i) the period commencing January 1, 1996 and ending June 30, 1997 (the "FIRST CONTRACT YEAR"); and (ii) each subsequent twelve-month period during the Term.

     "COSTS" shall mean out-of-pocket costs and expenses including without limitation attorneys' fees and disbursements and court costs.

     "EXPLOIT" shall mean manufacture, advertise, market, merchandise, promote, publicize, use, market or distribute, and "EXPLOITATION" shall have a correlative meaning.

     "HIGH-END MERCHANDISE" shall mean Merchandise of excellent quality marketed under the trademark of a well-known fashion name (including, without limitation, Liz Claiborne, Polo (Ralph Lauren), Calvin Klein, Giorgio Armani and Perry Ellis) with a wholesale price (as published in the Frames Book Price Guide or similar publication) in excess of $40 (adjusted for inflation and general changes in the pricing of Merchandise of this type) and marketed and sold other than through a "mass-merchandiser" or "warehouse club."

     "LICENSE" shall mean the exclusive right to use the Licensed Mark in the Exploitation of Merchandise in the Territory during the Term.

     "LICENSEE INDEMNIFIED PARTY" shall mean Licensee, each Affiliate of Licensee, each director, officer, employee, shareholder and agent of Licensee or an Affiliate of Licensee, and their respective heirs, successors and assigns.

     "LICENSED MARK" shall mean the marks set forth in Exhibit "A" to this Agreement.

     "LICENSED MERCHANDISE" shall mean Merchandise that contains the Licensed Mark.

     "LICENSOR INDEMNIFIED PARTY" shall mean Licensor, each Affiliate of Licensor, each director, officer, employee, shareholder and agent of Licensor or an Affiliate of Licensor, and their respective heirs, successors and assigns.

     "LOSSES" shall mean losses, liabilities, damages, fines, penalties and judgements.

     "MERCHANDISE" shall mean ophthalmic eyeglasses, spectacles, eyeglass and sunglass cases, eyeglass and sunglass chains, eyeglass and sunglass cords, eyeglass and sunglass frames and eyeglass and sunglass lenses.

     "MINIMUM NET SALES" for any period shall mean the amount identified as the minimum Net Sales for such period in Exhibit "B" to this Agreement.

     "MINIMUM ROYALTY" shall mean the minimum royalty payable by Licensee to Licensor each Contract Year as set forth in Exhibit "B" to this Agreement.

     "NATIONAL ADVERTISING" shall mean advertising through national television or radio networks, cable television stations with national or regional distribution, nationally circulated newspapers and magazines, and substantially concurrent advertising on radio or in a series of regional or metropolitan newspapers or other magazines which, when taken as a whole, would be substantially equivalent to advertising on national television or national radio or in a national newspaper or magazine.

     "NET SALES" during any period shall mean (a) the sum of the sales prices of all Licensed Merchandise invoiced to customers during such period, less (b) the
                                                                   ----
sum of the sales prices previously included in Net Sales for Licensed Merchandise returned by customers during such period, less (c) the sum of all
                                                      ----
accounts which have become Uncollectible Accounts during the period (or a prior period, if no deduction for such accounts was taken during such prior period)

plus (d) the sum of all amounts received by Licensee from customers during such
----
period which were previously deducted from Net Sales as Uncollectible Accounts pursuant to subparagraph (c) above. The sales price invoiced to customers shall not be deemed to include amounts invoiced for sales, use, excise or other taxes, freight, insurance, trade discounts and/or co-op advertising allowances. It is understood that Licensee may from time to time deliver Licensed Merchandise on consignment, and that such Licensed Merchandise is not invoiced to customers until the end of the consignment period (assuming such Merchandise is purchased by the customers).

     "PACKAGING" with respect to Merchandise shall mean labels, packaging, containers and displays utilized with such Merchandise.

     "PERSON" shall mean any individual, corporation, association, partnership or limited liability company, trust or other entity.

     "PROMOTIONAL SALES" shall mean Net Sales from the sale of Licensed Merchandise not consisting of eyeglass or sunglass frames at a sales cost equal to or less than 100% of the cost to Licensee of such Licensed Merchandise. The cost of Licensed Merchandise shall include direct manufacturing costs and taxes, freight and insurance in the delivery of such Licensed Merchandise to Licensee at its principal executive offices or warehouse facility.

     "TERM" shall mean the duration of the License, as determined pursuant to
Section 3 hereof.

     "TERRITORY" shall mean (i) the United States of America and its possessions and (ii) each Additional Country added pursuant to Section 2(d) of this Agreement.

     "TRANSFER" shall mean to sell, assign and/or transfer.

     "UNCOLLECTIBLE ACCOUNT" shall mean an account or accounts with a customer or group of related or affiliated customers with an aggregate unpaid balance which exceeds $CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION and either: (a) one or more unpaid invoices have been outstanding for more than one year but not more than two years or (b) Licensee reasonably determines that such account will not be paid due to the customer's bankruptcy or insolvency or public statements that it will be unable to pay its debts when due.

2.   LICENSE GRANT.

     (a) Licensor hereby grants the License to Licensee, and Licensee hereby accepts the License, on the terms and subject to the conditions of this Agreement.

     (b) The License is exclusive. During the Term, Licensor agrees not to grant to any Person the right to use the Licensed Mark in connection with the Exploitation of Merchandise anywhere in the world (whether or not part of the Territory). Notwithstanding the foregoing, after June 30, 1997, Licensor may from time to time notify Licensee in writing that it desires to expand the Territory to include an Additional Country, which notice shall contain a representation that the Exploitation of the Licensed Merchandise in such Additional Country would not violate the rights of any Person. If within 30 days following the receipt of such notice, Licensee advises Licensor that it does not wish to include the Additional Country in the Territory and this determination is not based upon sound business reasons reasonably acceptable to Licensor, Licensor may at any time within six months following that date, grant a license to another Person to use the Licensed Mark in connection with the Exploitation of the Merchandise in such Additional Country; provided, however,
                                                            --------  -------
that such license contains appropriate safeguards and other protections which prohibit the use of the Licensed Mark in the Exploitation of Merchandise outside such Additional Country and give the Licensor the right to terminate the license if such prohibitions are violated (and Licensor agrees to terminate the license in such event). Promptly following the grant of any such license, Licensor shall notify Licensee of the grant of the license, the name of the licensee and the territory covered by the license.

     (c) Licensor reserves the right to Exploit and to grant to other Persons the right to Exploit the Licensed Mark on any products other than Merchandise.

     (d) Licensee may from time to time request in writing to expand the Territory after June 30, 1997 to include one or more additional countries or jurisdictions (each, an "ADDITIONAL COUNTRY"). Upon receipt of any such written request, Licensor shall notify Licensee whether or not, to the best of Licensor's knowledge, the Exploitation of the Licensed Merchandise in the Additional Country would violate the rights of any Person. If Licensor notifies Licensee that, to the best of Licensor's knowledge, such Exploitation would not violate any such Person's rights: (i) Licensee shall prepare and provide to Licensor a marketing overview with respect to the marketing, sale and distribution of the Licensed Merchandise in the Additional Country, including a profile of potential distributors, the financial condition of such Persons and two years of sales forecasts; and (ii) Licensor shall promptly take all necessary actions that may be required to permit Licensee to use the Licensed Mark in the Exploitation of Merchandise in the Additional Country and to prohibit other Persons, to the extent possible under applicable law and regulations, from using the Licensed Mark in the Exploitation of Merchandise in the Additional Country, including, without limitation, effecting the trademark registration of the Licensed Mark in the Additional Country (such latter actions to be referred to as "PROTECTIVE ACTIONS"). Licensor shall either approve the marketing overview or provide written comments setting forth its objections to the marketing overview within 20 days of receipt of the marketing overview. The failure of Licensor to provide written comments setting forth objections to the marketing overview within such 20-day period shall be deemed to be approval of the marketing overview. If Licensor does not approve the marketing overview, Licensee may modify the marketing overview in response to Licensor's comments, and the parties shall attempt to develop a marketing overview mutually satisfactory to Licensor and Licensee. Upon approval of a marketing overview, and upon notice from Licensor to Licensee that all Protective Actions have been taken, the Additional Country shall be included in the Territory, and the terms and conditions of this Agreement shall forthwith become applicable to Licensee's use of the Licensed Mark in connection with the Exploitation of Licensed Merchandise in such Additional Country.

     (e) Licensee acknowledges and agrees that Licensor shall not be obligated to agree to expand the Territory to include any Additional Country, such determination to be within the sole and absolute discretion of Licensor.

3.   TERM.

     (a) The Term shall commence on the date of this Agreement and shall terminate on the last day of the third Contract Year unless extended from time to time pursuant to Section 3(b) or 3(c) of this Agreement.

     (b) Licensee shall have the right to extend the Term for an additional period of three Contract Years by giving Licensor written notice thereof not later than 30 days prior to the end of the third Contract Year.

     (c) If Licensee shall have extended the Term pursuant to Section 3(b), Licensee shall thereafter have the continuing right to extend the Term for successive periods of three years by written notice to Licensor not later than 120 days prior to the end of any extended Term. For each such extended Term:
(i) the Minimum Net Sales shall be an amount equal to: (A) CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION% multiplied by (B) the sum of the Net Sales for the two Contract Years immediately preceding the date the extension notice is delivered by Licensor; and (ii) the Minimum Royalty shall be CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION% multiplied by Minimum Net Sales. Neither the Minimum Royalty nor the Minimum Net Sales for any extended Term shall be less than the Minimum Royalty or Minimum Net Sales for the sixth Contract Year (as set forth in Exhibit B to this Agreement).

4.   LICENSED MERCHANDISE AND QUALITY CONTROL.

     (a) The designs, specifications, colors, materials, styles and quality standards of all Licensed Merchandise and Packaging therefor shall be subject to the written approval of Licensor.

     (b) Licensee shall submit to Licensor a production sample or prototype (a "PROTOTYPE") of each item of Licensed Merchandise and/or Packaging which Licensee proposes to use in the Exploitation of Licensed Merchandise. Licensor shall promptly review each such Prototype and notify Licensee that it either approves or objects to such Prototype, which notice shall specify the objection or objections in reasonable detail. The failure of Licensor to object to such Prototype within 15 days of receipt thereof shall be deemed approval of such Prototype. Following approval of the Prototype (an "APPROVED PROTOTYPE"), Licensee may commence to Exploit the related Licensed Merchandise and/or Packaging.

     (c) Each item of Licensed Merchandise and/or Packaging Exploited by Licensee shall be identical in all material respects to the Approved Prototype thereof, including, without limitation, materials, color, workmanship, design, dimension, styling and quality.

     (d) Upon obtaining commercial production of any item of Licensed Merchandise and/or Packaging, Licensee shall send to Licensor a production sample of each stock keeping unit ("SKU") of such Licensed Merchandise and/or Packaging.

5.   MARKETING, SALES AND ADVERTISING.

     (a) (i) As soon as practicable following execution of this Agreement, Licensee shall submit to Licensor for its approval a marketing plan for the Licensed Merchandise in the

United States, including marketing overview and analysis, projected positioning, distribution, merchandising, packaging and suggested retail pricing of the Licensed Merchandise. Licensor shall promptly review such marketing plan and shall notify Licensee that it either approves or objects to such plan, which notice shall specify the objection or objections in reasonable detail. Licensor and Licensee shall communicate with respect to such objections and shall develop a mutually acceptable marketing plan. Licensee shall thereafter submit a revised marketing plan which Licensor shall review. At such time as a mutually acceptable marketing plan is completed, Licensor shall notify Licensee of its approval of the plan. If Licensor fails to notify Licensee of its approval or objections to the marketing plan within 30 days following submission of the initial marketing plan, or 15 days following submission of any revised marketing plan, such marketing plan shall be deemed approved by Licensor.

          (ii) The distribution strategy of the marketing plan developed and approved pursuant to the foregoing Section 5(a)(i) shall provide that, in each of the first two Contract Years Licensee will target projected Net Sales of Licensed Merchandise to the two largest volume of the national chain eyewear retailers (presently, Lenscrafters and Pearle Vision) ("SUBJECT SALES") so as not to exceed 10% and 15%, respectively (the "APPLICABLE PERCENTAGE"), of Net Sales ("SUBJECT SALES PERCENTAGE") during such periods (or such greater percentages to which Licensor may agree). In furtherance of this covenant, such marketing plan shall include projections for Subject Sales and Net Sales, and describe anticipated marketing efforts with respect to each type of such Sales. Each Royalty Report (as defined below) for the first two Contract Years shall specify the amount of Subject Sales during the quarter covered by the Report and shall compare the projected and actual Subject Sales Percentages with explanations of any material variances. If the Subject Sales Percentage materially exceeds the Applicable Percentage in a manner not contemplated by the marketing plan, Licensee shall confer with Licensor to discuss the reasons for the variance and shall make suggestions and proposals for marketing changes which could result in the Subject Sales Percentage not exceeding the Applicable Percentage for such Contract Year. Licensor may make alternative suggestions and proposals and Licensee shall consider any proposal of Licensor in good faith. Licensee shall not be required to refuse reorders from any retailer for styles of Licensed Merchandise previously sold by Licensee to such retailer in an effort to correct the variance. Notwithstanding anything to the contrary set forth in this Agreement, Licensor acknowledges and agrees that it shall not be a breach or default under this Agreement if the Subject Sales Percentage exceeds the Applicable Percentage; however, Licensee acknowledges and agrees that it shall be a breach and default if it does not confer with Licensor as contemplated by this Section 5(a)(ii).

     (b) All Licensed Merchandise will bear at least one mark or display with the Licensed Mark in form approved by Licensor.

     (c) Licensee agrees that without the prior written consent of Licensor it will not, during the Term, market and sell another men's line of High-End Merchandise.

     (d) If during the Term Licensee determines to Exploit a men's line of Merchandise which Licensee believes would not be High-End Merchandise, Licensee shall give written notice thereof to Licensor. Licensor shall promptly notify Licensee in writing of whether or not it concurs with Licensee's belief that such line of Merchandise would not be High-End Merchandise. If Licensor fails to so notify Licensee within 30 days of delivery of Licensee's notice, it shall be deemed that such line of Merchandise would not be High-End Merchandise.

     (e) To preserve the prestige of the Licensed Mark and to enhance consumer recognition of the Licensed Mark as reflecting the quality and image established by Licensor, the parties contemplate that the Licensed Merchandise will be sold to consumers by numerous retailers which market goods and merchandise generally comparable in image and quality of design, materials and workmanship with the image and quality of Licensor. In furtherance of such purpose, Licensee agrees to sell Licensed Merchandise only to retailers which market and sell high-end goods and merchandise commensurate with the quality and image of the Licensed Mark or to distributors which agree in writing to sell Licensed Merchandise only to similar retailers. Licensee shall not sell Licensed Merchandise to any retailer which is principally known as a "mass merchandiser" (for example, Walmart or K-Mart) or to any "warehouse club" (such as Price/Costco).

     (f) Licensee shall not sell Licensed Merchandise directly to the public through catalogues, television or otherwise without the prior written approval of Licensor.

     (g) Licensee shall not use or publish any promotional programs or advertising unless such programs or advertising have been approved by Licensor. Licensee shall submit to Licensor all promotional programs and advertising for the Licensed Merchandise proposed to be conducted or published by Licensee. Licensor shall promptly review such programs and advertising and notify Licensee that it either approves such programs and advertising or objects to such programs and advertising, which notice shall specify in detail the basis of the objection. The failure of Licensor to notify Licensee of its approval or objection to such programs or advertising within 10 days from receipt thereof shall be deemed to be approval by Licensee.

6.   ROYALTIES.

     (a) Within 45 days following the end of each Contract Quarter (starting with the Contract Quarter beginning July 1, 1996) during each Contract Year, Licensee shall pay to Licensor a royalty in an amount equal to: (i) the greater of: (A) the Minimum Royalty which became due since the beginning of that Contract Year and (B) the sum of (I) CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION% multiplied by all Net Sales during that Contract Year, excluding (x) all Promotional Sales during that Contract Year and (y) Close-Out Sales during that Contract Year up to an amount equal to CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION% of the Net Sales for that Contract Year and
(II) CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION% of

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

Close-Out Sales during that Contract Year up to an amount equal to CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION% of the Net Sales during that Contract Year, less (ii) all royalty payments previously made relating to Net Sales during that Contract Year. The Minimum Royalty shall be deemed to accrue on a quarterly basis (starting with the Contract Quarter beginning July 1, 1996) in an amount equal to one-fourth of the Minimum Royalty for the applicable Contract Year.

     (b) If the License shall terminate other than on the last day of a Contract Year, the Minimum Royalty for such Contract Year shall be an amount equal to the Minimum Royalty for such Contract Year as set forth in Exhibit "B" to this Agreement or as calculated pursuant to Section 3(c) hereof multiplied by a fraction, the numerator of which shall be the number of days in such Contract Year to and including the date of termination of the License and the denominator of which shall be 365.

     (c) The royalty payment for each period shall be accompanied by a report (a "ROYALTY REPORT") of Licensee executed by the chief financial officer or other duly authorized officer of Licensee. Each Royalty Report shall set forth the Net Sales for such period and a computation of the royalty for such period. The first Royalty Report shall be furnished to Licensor within 45 days after the end of the Contract Quarter beginning July 1, 1996, and shall be furnished thereafter for each Contract Quarter during the Term, regardless of whether or not Licensee has Net Sales during such Contract Quarter.

     (d) Licensee shall maintain true and accurate books and records from which Net Sales for any period can be determined, which books and records shall be maintained until the earlier to occur of: (i) the third year following the Contract Year in which such Net Sales were received, and (ii) two years following the termination or expiration of the License. Licensor shall have the right from time to time to inspect such books and records during normal business hours upon reasonable prior notice to Licensee for the purpose of auditing the Royalty Reports. Licensor shall be entitled to make copies, at its expense, of any such books and records.

7.   REPRESENTATIONS AND WARRANTIES OF LICENSEE.

     Licensee represents and warrants the following to Licensor:

     (a) Licensee is a corporation duly organized, validly existing and in good standing under the laws of the State of California.

     (b) Licensee has corporate power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement. The execution and delivery of this Agreement by Licensee have been duly and validly authorized by all necessary corporate action. This Agreement has been duly authorized, executed and delivered by Licensee and constitutes a valid and binding obligation of Licensee, enforceable against Licensee in accordance with its terms, except that (i) such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditor's rights and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and the discretion of the court in which any proceeding therefor may be brought.

     (c) The execution, delivery and performance of this Agreement by Licensee will not (i) violate any provision of the Articles of Incorporation or Bylaws of Licensee, (ii) violate, or be in conflict with, or constitute a default of or termination event (or an event which, with notice or lapse of time or both, would constitute a default or a termination event) under, any agreement to which Licensee is a party, or (iii) violate any applicable statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority binding on Licensee.

     (d) No consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority or other Person is required in connection with the execution, delivery and performance of this Agreement by Licensee.

     (e) Licensee has provided to Licensor a copy of its audited financial statements for the fiscal year ended October 31, 1994 (the "LICENSEE FINANCIAL STATEMENTS"). The Licensee Financial Statements have been prepared from the books and records of Licensee in accordance with generally accepted accounting principles, consistently applied, and present fairly in all material respects, the financial condition of Licensee at October 31, 1994 and the results of operations and cash flows for Licensee for each of the two years in the period ended October 31, 1994. Since the date of the Licensee Financial Statements, there has not been any material adverse change in the business, operations, financial condition, assets or liabilities of Licensee.

     (f) Licensee represents that it has no knowledge of a third party use or claim to the Licensed Mark.

8.   REPRESENTATIONS AND WARRANTIES OF LICENSOR.

     Licensor represents and warrants the following to Licensee:

     (a) Licensor is a corporation duly organized, validly existing and in good standing under the laws of the State of New York.

     (b) Licensor has corporate power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement. The execution and delivery of this Agreement by Licensor have been duly and validly authorized by all necessary corporate action. This Agreement has been duly authorized, executed and delivered by Licensor and constitutes a valid and binding obligation of Licensor, enforceable against Licensor in accordance with its terms, except that (i) such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditor's rights and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and the discretion of the court in which any proceeding therefor may be brought.

     (c) The execution, delivery and performance of this Agreement by Licensor will not (i) violate any provision of the Articles of Incorporation or Bylaws of Licensor, (ii) violate, or be in conflict with, or constitute a default of or termination event (or an event which, with notice or lapse of time or both, would constitute a default or a termination event) under, any agreement to which Licensor is a party, or (iii) violate any applicable statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority binding on Licensor.

     (d) No consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority or other Person is required in connection with the execution, delivery and performance of this Agreement by Licensor.

     (e) Licensor is the sole and exclusive owner (legal and beneficial) of the Licensed Mark with respect to Merchandise anywhere in the Territory and to the goodwill attached to the Licensed Mark. Licensor has the sole and exclusive right to use the Licensed Mark as a trademark in connection with the Exploitation of Merchandise anywhere in the Territory and, to its knowledge anywhere else in the world. Licensor has not Transferred to any Person the right to use the Licensed Mark in connection with the Exploitation of Merchandise anywhere in the world. The use of the Licensed Mark by the Licensee in the manner contemplated by this Agreement will not subject Licensee or any Licensee Indemnified Party to any liability (including without limitation, damages and/or injunctive or other equitable relief) for unfair competition or infringement of statutory or common law trademark, trade name, intellectual property or similar rights of other Persons.

9.   INDEMNIFICATION.

     (a) Licensor agrees to indemnify and hold harmless each Licensee Indemnified Party against any and all Losses and Costs which such Indemnified Party may suffer, incur, become liable for or be compelled to pay in any Claim arising from (i) unfair competition or infringement or alleged infringement of statutory or common law trademark, trade name or other intellectual property rights of others through the use of the Licensed Mark by Licensee as contemplated by this Agreement, and/or (ii) the breach by Licensor of any of its representations, warranties or agreements in this Agreement. Licensee shall give Licensor written notice of each such Claim promptly following its receipt thereof; provided, however, that the failure to give prompt written notice shall
         --------  -------
not relieve Licensor of its obligations under this Section 9 except to the extent such failure shall prejudice Licensor in its defense of such Claim. Licensor shall have the right to undertake and to control the defense and settlement of such Claim through counsel of its own choosing; provided, however,
                                                              --------  -------
that Licensor shall not engage counsel which has a preexisting conflict of interest with Licensee unless Licensee agrees to waive such conflict of interest. Licensee shall cooperate with Licensor in the investigation and defense of any such Claim. Licensee shall have the right to participate in (but not to control) any such defense through counsel of its choice, but at Licensee's expense. Licensor shall have the right to settle any Claim if such settlement involves only the payment of money (and Licensor shall make such payment) and/or such settlement only involves the prohibition of Licensee from the Exploitation of the License in all or any portion of the Territory, provided, however, if such settlement would prohibit Licensee from
           --------  -------
Exploitation of the License in all or any portion of the Territory (the "EXCLUDED TERRITORY"), Licensee shall be compensated by Licensor for all Costs which Licensee shall have incurred or become obligated to pay in connection with the Exploitation of the License in such portion of the Territory, including without limitation reimbursement of general and administrative costs associated with the development of the marketing plan or overview for such portion of the Territory and the start-up and implementation of the marketing plan or overview. To determine the portion of Licensee's total Costs attributable to the Excluded Territory, the following factors shall be taken into account: (i) the length of time that Licensed Merchandise was Exploited in the Excluded Territory versus the length of time such Exploitation was prohibited; and (ii) the value to Licensee of the Excluded Territory, as determined by examining the percentage of overall Net Sales attributable to previous Net Sales in the Excluded Territory, or if Exploitation of the License never began in the Excluded Territory, by reference to the percentage of overall sales of Laura Ashley frames in the Excluded Territory to overall sales of Laura Ashley frames. If Licensor fails or refuses to undertake the defense of any such Claim within a reasonable period after notice from Licensee, a Licensee Indemnified Party shall be entitled to defend such Claim through counsel of its choice, and all Costs incurred by such Licensee Indemnified Party in the investigation, defense and settlement of such Claim shall be paid by Licensor upon submission of invoices, but not later than 75 days thereafter.

     (b) Licensee agrees to indemnify and hold harmless each Licensor Indemnified Party against any and all Losses and Costs which such Licensor Indemnified Party may suffer, incur, become liable for or be compelled to pay in any Claim (other than a Claim by a Licensee Indemnified Party) arising from (i) unfair competition or the infringement or alleged infringement of statutory or common law, trademark, trade name or other intellectual property rights of other Persons by reason of the use of the Licensed Mark in the Exploitation of the Merchandise in a jurisdiction or country not within the Territory or (ii) the breach by Licensee of any of its representations, warranties or agreements in this Agreement or (iii) the Exploitation of Licensed Merchandise by Licensee, including but not limited to product liability or product design but not including any matter for which Licensor is obligated to indemnify Licensee pursuant to Section 9(a) of this Agreement (including, without limitation, that such Exploitation constitutes unfair competition or the infringement or alleged infringement of statutory or common law, trademark, trade name or other intellectual property rights of other Persons by reason of the use of the Licensed Mark in the Exploitation of the Merchandise in a jurisdiction or country within the Territory). Licensor shall give Licensee written notice of any such Claim promptly following its receipt thereof, provided, however, that
                                                       --------  -------
the failure to give prompt written notice shall not relieve Licensee of its obligations under this Section 9, except to the extent such failure shall prejudice Licensee in its defense of such Claim. Licensee shall have the right to undertake and to control the defense and settlement of such Claim through counsel of its own choosing; provided, however, that Licensee shall not engage
                             --------  -------
counsel which has a preexisting conflict of interest with Licensor unless Licensor agrees to waive such conflict of interest.

Licensee shall have the right to settle such Claim unless such settlement would affect the value, reputation or prestige of the Licensed Mark. Licensor will cooperate with Licensee in the investigation and defense of any such Claim. Licensor shall have the right to participate in (but not to control) any such defense through counsel of its own choice, but at Licensor's own expense. If Licensee fails or refuses to undertake the defense of any such Claim within a reasonable period after notice from Licensee, each Licensor Indemnified Party shall be entitled to defend such Claim through counsel of its choice, and all Costs incurred by such Licensor Indemnified Party in the investigation, defense and settlement of such Claim shall be paid by Licensee upon submission of invoices, but not later than 75 days thereafter.

     (c) Notwithstanding anything in Section 9(a) to the contrary, Licensor shall not be obligated to indemnify any Losses incurred by Licensee resulting from the failure of Licensee to suspend as promptly as practicable the Exploitation of the Licensed Merchandise in such portion of the Territory or in such manner as is specified in a written notice from Licensor requesting such suspension on the basis that such Exploitation may infringe upon the statutory or common law trademark, trade name or other intellectual property rights of other Persons. Under no circumstance shall this Section 9(c) be deemed to relieve Licensor from its indemnity obligation with respect to Exploitation by Licensee prior to such time.

     (d) In the event that Licensee suspends the Exploitation of Licensed Merchandise at the direction of Licensor in any portion of the Territory as a result of any pending Claim for unfair competition or infringement, the Minimum Net Sales and Minimum Royalty during any period in which such suspension occurs shall be reduced by an amount agreed to by Licensor and Licensee to reflect the potential loss of Net Sales to Licensee relative to overall Net Sales, considering: (i) actual or projected Net Sales in the portion of the Territory in which Exploitation is suspended relative to actual or projected Net Sales in the Territory overall; and (ii) the length of time in which Exploitation is suspended.

10.  INSURANCE.

     Licensee agrees that during the Term it shall maintain comprehensive general liability insurance which includes, among other thing, product liability, personal injury and advertising insurance which provides primary insurance protection to Licensor of at least $1,000,000 per occurrence and $5,000,000 in the aggregate. Licensee shall have Licensor named as an additional insured on such policy and shall provide to Licensor a certificate of such insurance from the insurance carrier which provides that such insurance policy includes a waiver of subrogation in favor of Licensor, its parent and affiliated companies and any director, officer, employee or agent of any of them and that such insurance policy may not be materially changed or cancelled without at least 30 days' prior written notice to Licensor.

11.  PROTECTION OF TRADEMARK.

     If Licensor becomes aware of any infringement, imitation or other act (including act of unfair competition) by any Person inconsistent with the Licensor's ownership of, and Licensee's

Exploitation of, the Licensed Mark (collectively, an "INFRINGEMENT"), Licensor shall, at its sole cost and expense, use its best efforts to stop such Infringement as promptly as practicable. Licensee shall cooperate with Licensor in such action and, if requested by Licensor, shall join with Licensor as a party to any legal action therefor brought by Licensor. If Licensor cannot obtain the prompt voluntary cooperation of such infringing party by written demand, Licensor shall promptly bring legal proceeding to obtain injunctive or similar relief to prevent such infringement. The prosecution of such Infringement shall be undertaken by and under the control of Licensor. If such Infringement adversely affects sales of Licensed Merchandise by Licensee, Licensor and Licensee shall in good faith negotiate a reduction of the Minimum Net Sales and Minimum Royalty.

12.  TERMINATION.

     (a) The License may be terminated prior to the end of the Term as follows:

          (i) Licensor may terminate the License by written notice to Licensee if Net Sales for two consecutive Contract Years are less than the Minimum Net Sales required for such Contract Years; provided, however, that such termination
                                        --------  -------
notice must be given within 30 days following receipt of the Royalty Report for the last quarter of such second Contract Year;

          (ii) Either party may terminate the License by giving written notice of termination to the other party on the basis that such other party has failed to perform in any material respect any of its material obligations or agreements under this Agreement and such other party has failed to cure such default to the other's reasonable satisfaction within 30 days after delivery of written notice of default from such other party;

          (iii) Either party may terminate the License immediately by giving written notice of termination to the other party in the event any of the representations or warranties of the other party under this Agreement are not true and correct in any material respect;

          (iv) At least 20 days prior to the completion of any proposed Change of Control of Licensee, Licensee shall send a Change of Control Notice to Licensor, who may terminate the License by written notice (the "TERMINATION NOTICE") to Licensee within 20 days after Licensor receives a Change of Control Notice, provided, however that at Licensee's request in the Change of Control
        --------  -------
Notice, Licensor has first reviewed and considered all of the information provided by Licensee in connection with the circumstances of the proposed Change of Control. In connection with any such review, Licensor agrees that it will consider, in good faith, the following factors, based on information made available to it by Licensee: the Acquiror's commitment to promoting the Licensed Mark in a manner which enhances its integrity and prestige; the Acquiror's character and reputation; the Acquiror's previous history of enhancing other licensed trademarks and/or its commitment to continue the Exploitation of Merchandise in the manner previously approved by Licensor under this Agreement; and the financial condition of the Acquiror. Licensee acknowledges, however, that the final decision regarding a Termination Notice is in the discretion of Licensor. Any termination shall be effective only upon the later to occur of the Change of Control and the date specified in the Termination Notice; provided, however, that the License shall
                                     --------  -------
not be terminated if such Change of Control shall not occur. If Licensor does not exercise its right to terminate the License within 20 day period, Licensor shall not have the right to terminate the License as a result of such Change of Control. In the event that Licensor learns of a completed Change of Control for which Licensor did not receive a Change of Control Notice, Licensor may terminate the License forthwith by written notice to Licensee; and

          (v) Licensee may terminate the License by giving written notice of termination to Licensor if, during any Contract Year, Licensor does not expend any funds for National Advertising of the Licensed Mark;

     (b) Upon expiration of the Term or termination of the License prior thereto, Licensee shall discontinue all use of the Licensed Mark, except as provided in Section 12(c).

     (c) Notwithstanding expiration or termination of the License, Licensee shall have the right for six months following such expiration or termination to use the Licensed Mark in the Exploitation of Merchandise which (i) Licensee has on hand as inventory as of the date of expiration or termination, (ii) Licensee takes as a return, repurchases or otherwise acquires from customers following expiration or termination, or (iii) is in the process of being manufactured or for which Licensee has placed binding orders for manufacture as of expiration or termination. By way of example, and not by limitation, if Licensee is then using a third party manufacturer to manufacture Merchandise to be marketed with the Licensed Mark within the six-month period following the expiration or termination of the License, Licensee shall have the right to advertise, market, sell and distribute such Merchandise which Licensee shall be obligated to purchase from such manufacturer as of the date of expiration or termination.

     (d) The expiration or termination of the License shall not: (i) terminate the rights or obligations of the parties under Sections 9, 12(c) or 13 of this Agreement; or (ii) relieve either party from liability for any breach occurring prior to such termination.

13.  CONFIDENTIALITY.

     (a) In connection with this Agreement, each party will be provided, and will have access to, certain Confidential Information of the other party. Each party acknowledges and understands that the other party's Confidential Information is a valuable asset and property of such other party, and that such other party could suffer irreparable harm from the disclosure of all or any of such Information to other Persons. Accordingly, each party agrees, on behalf of itself and its directors, officers, employees, agents and advisors (collectively, "REPRESENTATIVES"), (i) to hold all of such other party's Confidential Information in strict confidence, (ii) not to disclose any of such Information to third parties without the specific prior written consent of such other party, and (iii) not to use any such Information except for purposes reasonably related to the performance of its obligations and the protection of its rights under this Agreement. Each party shall be responsible for, and shall indemnify and hold the other party harmless from, any Losses and Costs incurred or suffered by such other party arising or resulting from the breach of these covenants by such party or any of its Representatives.

     (b) "CONFIDENTIAL INFORMATION" includes confidential and/or proprietary information such as business plans, marketing plans, financial statements and data, contracts, customers, know-how, designs, operating methods, employees and ownership information. "Confidential Information" of a party does not include information which (i) becomes generally available to the public other than as a result of disclosure by the other party or its Representatives; or (ii) was available to the other party on a non-confidential basis prior to its disclosure to the other party; or (iii) was obtained from a third party not subject to an obligation of confidentiality.

     (c) If a party or any of its Representatives is legally required (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) to disclose any Confidential Information of the other party, such party shall promptly notify the other party of such requirements so that the other party may seek an appropriate protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement. If such protective order or other remedy is not obtained, or that party grants a waiver hereunder, such other party or its Representative may furnish that portion (and only that portion) of the Confidential Information which such party or its Representative is legally compelled to disclose. In no event shall a party or any of its Representatives oppose any action by the other party to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the Confidential Information.

14.  BANKRUPTCY.

     If either party becomes a debtor as that term is defined under Title 11 of the United States Code, this Agreement will be deemed an executory contract under Section 365 thereof.

15.  MISCELLANEOUS.

     (a) NOTICES. All notices, requests and other communications (collectively, "NOTICES") given pursuant to this Agreement shall be in writing, and shall be sent by facsimile transmission, overnight courier, or other manner, postage prepaid, addressed to the party at the address or facsimile transmission number set forth below; provided, however, that any notice of default or termination of
                 --------  -------
the License, any notice pursuant to Section 3 or any notice to suspend use of the Licensed Mark or any Termination of Key Employees Notice in accordance with
Section 15(j) shall be sent by registered or certified mail, postage prepaid, return receipt requested:


     (i)  If to Licensor, to:

          Hart Schaffner & Marx
          101 N. Wacker Drive, 22nd Floor
          Chicago, Illinois 60606

          Attn:  President
          Telefax No.: (312) 444-2674

          With a copy to:
          Hartmarx International
          101 N. Wacker Drive
          23rd Floor
          Chicago, Illinois 60606
          Telefax No.:  312/984-6155


     (ii) If to Licensee, to

          Signature Eyewear, Inc.
          498 North Oak Street
          Inglewood, California 90302
          Attn:  President and Chief Financial Officer
          Telefax No.:  (310) 330-2765


Any Notice shall be effective when received; provided that any Notice sent by registered or certified mail return receipt requested, to the address of the other party, shall be effective four days following deposit in the United States mails. Either party (or Hartmarx International) may from time to time change its address for further Notices hereunder by giving notice to the other party in the manner prescribed in this Section.

     (b) ENTIRE AGREEMENT. This Agreement contains the sole and entire agreement and understanding of the parties with respect to the entire subject matter of this Agreement, and any and all prior discussions, negotiations, commitments and understandings, whether oral or otherwise, related to the subject matter of this Agreement are hereby merged herein. No representations, oral or otherwise, express or implied, other than those contained in this Agreement have been relied upon by any party to this Agreement.

     (c) SUCCESSORS. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors, heirs and personal representatives.

     (d) GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of New York.

     (e) SEVERABILITY. Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be or become prohibited or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     (f) CAPTIONS. The various captions of this Agreement are for reference only and shall not be considered or referred to in resolving questions of interpretation of this Agreement.

     (g) COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     (h) ATTORNEYS' FEES. If any action or proceeding is brought to enforce or interpret any provision of this Agreement, the prevailing party shall be entitled to recover as an element of its costs, and not its damages, reasonable attorneys' fees to be fixed by the court. The prevailing party is the party who is entitled to recover the costs of its action or proceeding, whether or not such action or proceeding proceeds to final judgment. A party not entitled to recover its costs of suit may not recover attorneys' fees. No sum for attorneys' fees shall be counted in calculating the amount of a judgment for purposes of determining whether a party is entitled to recover its costs or attorneys' fees.

     (i) TRANSFER. Licensee may not Transfer the License except with the prior written approval of Licensor, which approval may be withheld for any reason;

provided, however, that Licensee may: (i) Transfer the License as part of the
--------  -------
Transfer of all or substantially all of the assets of Licensee related to Exploitation of Merchandise provided that Licensee has sent a Change of Control Notice to Licensor, if required, under Section 12(a)(iv) and that Licensor has not terminated the License pursuant to and in accordance with Section 12(a)(iv) following receipt of a Change of Control Notice from Licensee; and/or (ii) Transfer the License by operation of law as a result of a merger, consolidation or other reorganization of Licensee or the change in operating form of Licensee (such as a change from corporation to partnership or limited liability company), provided that such merger, consolidation, reorganization or change in operating form does not result in a Change of Control or, if such merger, consolidation, reorganization or change in operating form does result in a Change of Control, that Licensee has sent a Change of Control Notice to Licensor pursuant to
Section 12(a)(iv) and that Licensor has not terminated the License in accordance with such Section. No Transfer of the License shall have effect unless the transferee expressly assumes all of Licensee's duties and obligations under this Agreement, whereupon, except as provided in the following sentence, Licensee shall be released from all obligations thereafter arising under this Agreement (but not obligations arising prior to such assignment). Licensee shall not be released from its obligations under this Agreement in the event of a Transfer permitted by this Section 15(i) but which does involve a Change of Control or otherwise require the approval of the Licensor. Licensee may grant a security interest in the License in connection with obtaining a loan or financing, but the License and this Agreement shall automatically terminate, without notice, upon any attempt by the holder of any such security interest to foreclose on the License.

     (j) TERMINATION OF KEY EMPLOYEES. Licensee agrees to send to Licensor a written notice (the "TERMINATION OF KEY EMPLOYEES NOTICE") if, during the first three Contract Years, all of the following cease to be involved in a significant manner in the Exploitation of Merchandise: Bernard Weiss, Julie Heldman, Robert Fried and Robert Zeichick (the "KEY

EMPLOYEES"). The Termination of Key Employees Notice shall set forth the dates on which the employment of each Key Employee was terminated. Not later than 90 days after the latest termination date set forth in the Termination of Key Employees Notice, Licensee shall submit to Licensor for its approval a marketing plan for the Licensed Merchandise in the Territory. That marketing plan shall set forth the names and qualifications of the persons who shall perform the jobs related to the Exploitation of Licensed Merchandise previously performed by the Key Employees, and shall include marketing overview and analysis, projected positioning, distribution, merchandising, packaging and suggested retail pricing of the Licensed Merchandise. Licensor shall promptly review such marketing plan and shall notify Licensee that it either approves or objects to such plan, which notice shall specify the objection or objections in reasonable detail. Licensor and Licensee shall communicate with respect to such objections and shall attempt to develop a mutually acceptable marketing plan. Licensee shall thereafter submit a revised marketing plan which Licensor shall review. At such time as the revised marketing plan is completed, Licensor shall notify Licensee of its approval of or objection to the plan. If Licensor fails to notify Licensee of its approval or objections to the marketing plan within 90 days following submission of the initial marketing plan, or 30 days following submission of any revised marketing plan, such marketing plan shall be deemed approved by Licensor. If Licensor's reasonable objections are not corrected to Licensor's reasonable satisfaction, and a mutually acceptable plan is not agreed to within 180 days from the date of the Termination of Key Employees Notice, Licensor may, within 30 days following such date, terminate the License by written notice to Licensee.


IN WITNESS WHEREOF, this Agreement has been made and entered into as of the date and year first above written.

                         HART SCHAFFNER & MARX



                         By  /s/ Kenneth Hoffman
                            --------------------------------------------
                           Its  President/Chief Executive Officer
                               ---------------------------------------


                         SIGNATURE EYEWEAR, INC.

                         By  /s/ Julie Heldman
                            ----------------------------------------------
                           Its  President
                               ----------------------------------------------

                            SIGNATURE EYEWEAR, INC.

                             HART SCHAFFNER & MARX


                        Exhibit "A" to License Agreement


                                 LICENSED MARK


                                      HART
                                   SCHAFFNER
                                     & MARX


                                     [LOGO]

                            SIGNATURE EYEWEAR, INC.

                             HART SCHAFFNER & MARX


                        Exhibit "B" to License Agreement



Minimum Net Sales:

Contract Year                Minimum Net Sales
-------------   --------------------------------------------
            1   $CONFIDENTIAL INFORMATION OMITTED AND
                FILED SEPARATELY WITH THE SECURITIES AND
                EXCHANGE COMMISSION

            2   $CONFIDENTIAL INFORMATION OMITTED AND
                FILED SEPARATELY WITH THE SECURITIES AND
                EXCHANGE COMMISSION

            3   $CONFIDENTIAL INFORMATION OMITTED AND
                FILED SEPARATELY WITH THE SECURITIES AND
                EXCHANGE COMMISSION

            4   $CONFIDENTIAL INFORMATION OMITTED AND
                FILED SEPARATELY WITH THE SECURITIES AND
                EXCHANGE COMMISSION

            5   $CONFIDENTIAL INFORMATION OMITTED AND
                FILED SEPARATELY WITH THE SECURITIES AND
                EXCHANGE COMMISSION

            6   $CONFIDENTIAL INFORMATION OMITTED AND
                FILED SEPARATELY WITH THE SECURITIES AND
                EXCHANGE COMMISSION

Minimum Royalty:

Contract Year                 Minimum Royalty
-------------   --------------------------------------------
            1   $CONFIDENTIAL INFORMATION OMITTED AND
                FILED SEPARATELY WITH THE SECURITIES AND
                EXCHANGE COMMISSION

            2   $CONFIDENTIAL INFORMATION OMITTED AND
                FILED SEPARATELY WITH THE SECURITIES AND
                EXCHANGE COMMISSION

            3   $CONFIDENTIAL INFORMATION OMITTED AND
                FILED SEPARATELY WITH THE SECURITIES AND
                EXCHANGE COMMISSION

            4   $CONFIDENTIAL INFORMATION OMITTED AND
                FILED SEPARATELY WITH THE SECURITIES AND
                EXCHANGE COMMISSION

            5   $CONFIDENTIAL INFORMATION OMITTED AND
                FILED SEPARATELY WITH THE SECURITIES AND
                EXCHANGE COMMISSION

            6   $CONFIDENTIAL INFORMATION OMITTED AND
                FILED SEPARATELY WITH THE SECURITIES AND
                EXCHANGE COMMISSION